Exhibit 99.1

TRANSACTIONS
Except as previously disclosed in this Schedule 13D, as amended, the following table sets forth all transactions by the Reporting Persons (on behalf of the Funds) with respect to the Ordinary Shares effected in the last 60 days, inclusive of any transactions effected through 4:00 p.m., New York City time, on June 17, 2025. Except as otherwise noted below, all such transactions were purchases or sales of Ordinary Shares effected in the open market, and the table excludes commissions paid in per share prices.

Amount Purchased/(Sold)	Price Per Share (£) (or $ if noted below)	Date of Purchase/Sale
TWO SEAS GLOBAL (MASTER) FUND LP

(25,000)	$11.28 (1)	05/23/2025
(50,000)	$11.30	05/23/2025
(12,500)	$11.35	05/23/2025
(12,500)	$11.38	05/23/2025
(35,000)	$11.77	05/27/2025
50,000	8.584 (2)	05/27/2025
(50,000)	$12.18	05/29/2025
679	9.011 (3)	05/29/2025
(50,000)	$12.30	05/29/2024
50,000	9.356 (4)	05/30/2024
(25,000)	$13.64	06/04/2025
37,500	9.695 (5)	06/04/2025
(50,000)	$13.71	06/04/2025
(25,000)	$13.62	06/05/2025
(25,000)	$13.66	06/05/2025
300,000	9.885	06/05/2025
25,000	9.986 (6)	06/05/2025
(50,000)	$13.96 (7)	06/06/2025
(25,000)	$14.05	06/06/2025
1,776	10.043 (8)	06/06/2025
(50,000)	$13.85 (9)	06/10/2025
150,000	10.12	06/11/2025
(50,000)	$13.875 (10)	06/12/2025
(12,500)	$13.95	06/12/2025
11,121	10.179 (11)	06/12/2025
250,000	10.25	06/13/2025
250,000	10.40	06/16/2025
90,988	10.29	06/17/2025
59,012	10.29	06/17/2025

TWO SEAS LITIGATION OPPORTUNITIES FUND LLC

(25,000)	$11.28 (12)	05/23/2025
(50,000)	$11.30	05/23/2025
(12,500)	$11.35	05/23/2025
(12,500)	$11.38	05/23/2025
(100,000)	$11.70	05/27/2025
(100,000)	$13.06	06/03/2025
(25,000)	$13.64	06/04/2025
37,500	9.695 (13)	06/04/2025
(50,000)	$13.71	06/04/2025
(25,000)	$13.62	06/05/2025
(25,000)	$13.66	06/05/2025
25,000	9.986 (14)	06/05/2025
(50,000)	$13.96 (15)	06/06/2025
(25,000)	$14.05	06/06/2025
1,776	10.043 (16)	06/06/2025
(50,000)	$13.85 (17)	06/10/2025
(50,000)	$13.875 (18)	06/12/2025
(12,500)	$13.95	06/12/2025
11,120	10.179 (19)	06/12/2025

 (1) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.28 to $11.31, inclusive. The reporting persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (19).
(2) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £8.47 to £8.65, inclusive.
(3) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £9.008 to £9.013, inclusive.
(4) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £9.233 to £9.445, inclusive.
(5) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £9.305 to £10.025, inclusive.
(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £9.885 to £10.17, inclusive.
(7) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $13.95 to $13.97, inclusive.
(8) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £10.03 to £10.05, inclusive.
(9) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $13.80 to $13.90, inclusive.
(10) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $13.85 to $13.90, inclusive.
(11) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £10.12 to £10.20, inclusive.
(12) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.28 to $11.31, inclusive.
(13) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £9.305 to £10.025, inclusive.
(14) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £9.885 to £10.17, inclusive.
(15) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $13.95 to $13.97, inclusive.
(16) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £10.03 to £10.05, inclusive.
(17) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $13.80 to $13.90, inclusive.
(18) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $13.85 to $13.90, inclusive.
(19) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £10.12 to £10.20, inclusive.